Exhibit 99.3

PART II

Item 6.	Selected Financial Data

Note: The information contained in this Item has been updated to recast certain prior period financial information to reflect our retrospective application of the new revenue accounting standard ASU No. 2014-09 "Revenue from Contracts with Customers (Topic 606)" ("ASU 2014-09"). The resulting changes are as follows:

•	The amounts under the caption "Statement of Earnings Data" for the years ended December 31, 2017, 2016 and 2015 have been recast to reflect our retrospective application of ASU No. 2014-09.

•	The amounts under the caption "Balance Sheet Data" as of December 31, 2017, 2016 and 2015 have been recast to reflect our retrospective application of ASU No. 2014-09.

•	The amounts under the caption "Selected Quarterly Financial Data" for all periods presented have been recast to reflect our retrospective application of ASU No. 2014-09.

•	All references to footnotes are to the new audited consolidated financial statements included with this Form 8-K under "Exhibit 99.6".

This Item has not been updated for any other changes since the filing of the 2017 Annual Report on Form 10-K (“2017 Annual Report”) with the U.S. Securities and Exchange Commission ("SEC") on February 22, 2018. For developments since the filing of the 2017 Annual Report, refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and other filings by the Company with the SEC.

The selected financial data set forth below constitutes historical financial data of FIS and should be read in conjunction with "Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations," and "Item 8, Financial Statements and Supplementary Data," included elsewhere in this report.

On July 31, 2017, FIS closed on the sale of a majority ownership stake in its Capco consulting business and risk and compliance consulting business to Clayton, Dubilier & Rice L.P., by and through certain funds that it manages ("CD&R"), for cash proceeds of approximately $469 million, resulting in a pre-tax loss of $41 million. The divestiture is consistent with our strategy to focus on our IP-led businesses. CD&R acquired preferred units convertible into 60% of the common units of the venture, Cardinal Holdings, L.P. ("Cardinal") and FIS obtained common units representing the remaining 40%, in each case before equity is issued to management. The preferred units are entitled to a quarterly dividend at an annual rate of 12%, payable in cash (if available) or additional preferred units at FIS' option. The businesses sold were included within the GFS and IFS segments. The sale did not meet the standard necessary to be reported as discontinued operations; therefore, the pre-tax loss and related prior period earnings remain reported within earnings from continuing operations.

FIS' 40% ownership in Cardinal was initially valued at $172 million and was recorded as an equity method investment included within other noncurrent assets on the Consolidated Balance Sheet. After the sale on July 31, 2017, FIS began to recognize the earnings in after-tax equity method investment earnings outside of operating income and segment Adjusted EBITDA. For periods prior to July 31, 2017, the Capco consulting business and risk and compliance consulting business were included within operating income and segment Adjusted EBITDA.

On February 1, 2017, FIS completed the sale of the SunGard Public Sector and Education ("PS&E") business for $850 million, resulting in a pre-tax gain of $85 million. The transaction included all PS&E solutions, which provided a comprehensive set of technology solutions to address public safety and public administration needs of government entities as well as the needs of K-12 school districts. The divestiture is consistent with our strategy to serve the financial services markets. Cash proceeds were used to reduce outstanding debt (see Note 12 of the Notes to Consolidated Financial Statements). Net cash proceeds, after payment of taxes and transaction-related expenses, were approximately $500 million. The PS&E business was included in the Corporate and Other segment. The sale did not meet the standard necessary to be reported as discontinued operations; therefore, the pre-tax gain and related prior period earnings remain reported within earnings from continuing operations.

On November 30, 2015, we completed the SunGard acquisition. The results of operations and financial position of SunGard are included in the Consolidated Financial Statements since the date of acquisition.

During the second quarter of 2015, we sold certain assets associated with our gaming industry check warranty business, resulting in a pre-tax gain of $139 million, which is included in Other income (expense), net. The sale did not meet the standard necessary to be reported as discontinued operations; therefore, the gain and related prior period earnings remain reported within earnings from continuing operations.

The purchase price for our 2010 acquisition of Capco included future contingent consideration in addition to cash paid at closing. The liability for the earn-out provisions and for an employee incentive plan established in conjunction with the acquisition were adjusted in 2013 as a result of amendments based on management's outlook and increased projections of Capco's future results.

As discussed in Note 17 of the Notes to Consolidated Financial Statements, we have sold a number of businesses and certain of those businesses have been classified as discontinued for all periods presented.

	Year Ended December 31,
	2017	2016	2015	2014	2013
		(In millions, except per share data)
Statement of Earnings Data:
Revenues	$8,668	$8,831	$6,260	$6,413	$6,063
Cost of revenues	5,794	5,895	4,071	4,327	4,092
Gross profit	2,874	2,936	2,189	2,086	1,971
Selling, general and administrative expenses	1,442	1,707	1,102	815	908
Operating income	1,432	1,229	1,087	1,271	1,063
Total other income (expense)	(456)	(392)	(62)	(218)	(239)
Earnings from continuing operations before income taxes and equity method investment earnings	976	837	1,025	1,053	824
Provision (benefit) for income taxes	(321)	291	375	335	309
Equity method investment earnings	(3)	—	—	—	—
Earnings from continuing operations, net of tax	1,294	546	650	718	515
Earnings (loss) from discontinued operations, net of tax	—	1	(7)	(11)	3
Net earnings	1,294	547	643	707	518
Net (earnings) loss attributable to noncontrolling interest	(33)	(22)	(19)	(28)	(25)
Net earnings attributable to FIS common stockholders	$1,261	$525	$624	$679	$493
Net earnings per share — basic from continuing operations attributable to FIS common stockholders	$3.82	$1.61	$2.21	$2.42	$1.69
Net earnings (loss) per share — basic from discontinued operations attributable to FIS common stockholders	—	—	(0.03)	(0.04)	0.01
Net earnings per share — basic attributable to FIS common stockholders	$3.82	$1.61	$2.19	$2.38	$1.70
Weighted average shares — basic	330	326	285	285	290
Net earnings per share — diluted from continuing operations attributable to FIS common stockholders	$3.75	$1.59	$2.18	$2.39	$1.67
Net earnings (loss) per share — diluted from discontinued operations attributable to FIS common stockholders	—	—	(0.03)	(0.04)	0.01
Net earnings per share — diluted attributable to FIS common stockholders	$3.75	$1.59	$2.16	$2.35	$1.68
Weighted average shares — diluted	336	330	289	289	294
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$1,261	$524	$631	$690	$490
Earnings (loss) from discontinued operations, net of tax	—	1	(7)	(11)	3
Net earnings attributable to FIS common stockholders	$1,261	$525	$624	$679	$493

	As of December 31,
	2017	2016	2015	2014	2013
	(In millions, except per share data)
Balance Sheet Data:
Cash and cash equivalents	$665	$683	$682	$493	$548
Goodwill	13,730	14,178	14,745	8,878	8,500
Other intangible assets, net	3,885	4,590	5,080	1,268	1,339
Total assets	24,526	26,026	26,185	14,521	13,960
Total long-term debt	8,763	10,478	11,444	5,068	4,469
Total FIS stockholders’ equity	10,711	9,675	9,298	6,557	6,581
Noncontrolling interest	109	104	86	135	157
Total equity	10,820	9,779	9,384	6,692	6,737
Cash dividends declared per share	$1.16	$1.04	$1.04	$0.96	$0.88

Selected Quarterly Financial Data

Selected unaudited quarterly financial data is as follows:

	Quarter Ended
	March 31	June 30	September 30	December 31
	(In millions, except per share data)
2017
Revenues	$2,148	$2,258	$2,096	$2,166
Gross profit	657	738	710	768
Earnings from continuing operations before income taxes and equity method investment earnings	209	283	119	365
Net earnings attributable to FIS common stockholders	129	139	59	934
Net earnings per share — basic attributable to FIS common stockholders	$0.39	$0.42	$0.18	$2.81
Net earnings per share — diluted attributable to FIS common stockholders	$0.39	$0.42	$0.18	$2.77
2016
Revenues	$2,068	$2,216	$2,215	$2,331
Gross profit	597	701	772	866
Earnings from continuing operations before income taxes	60	185	284	308
Net earnings attributable to FIS common stockholders	25	117	175	209
Net earnings per share — basic attributable to FIS common stockholders	$0.08	$0.36	$0.54	$0.64
Net earnings per share — diluted attributable to FIS common stockholders	$0.08	$0.36	$0.53	$0.63

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